STOCK ESCROW AGREEMENT

THIS STOCK ESCROW AGREEMENT, dated as of [_], 2007 (the “Agreement”), by and among FIRST CLASS NAVIGATION CORPORATION, a Marshall Islands corporation (the “Company”), FIRST FLEET LTD., a Marshall Islands corporation (the “Initial Shareholder”), the undersigned parties listed under First Fleet Shareholders on the signature page hereto (collectively, the “First Fleet Shareholders”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [_], 2007 (“Underwriting Agreement”), with Dahlman Rose & Co., LLC (“Dahlman”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 15,000,000 units (the “Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock (the “Warrants”), all as more fully described in the Company’s final Prospectus, dated [_], 2007 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-[_]) under the U.S. Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [_], 2007 (the “Effective Date”);

WHEREAS, the Initial Shareholder had agreed to purchase, in a private placement that will occur immediately prior to the Effective Date (the “Private Placement”), 5,500,000 Warrants to purchase 5,500,000 shares of Common Stock;

WHEREAS, the Initial Shareholder has agreed to deposit their shares of Common Stock of the Company, as set forth opposite its name in Exhibit A attached hereto (collectively, the “Company Escrow Shares”), in escrow as hereinafter provided; and

WHEREAS, the First Fleet Shareholders own all of the outstanding shares of Common Stock of the Initial Shareholder and have agreed to deposit their shares of the Initial Shareholder (“First Fleet Escrow Shares,” together with the Company Escrow Shares, the “Escrow Shares”), in escrow as hereinafter provided

WHEREAS, the Company, the Initial Shareholder and the First Fleet Shareholders desire that the Escrow Agent accept the Escrow Shares and the First Fleet Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company, the Initial Shareholder and the First Fleet Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or before the Effective Date, the Initial Shareholder and each of the First Fleet Shareholders shall deliver to the Escrow Agent certificates representing its or his respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. The Initial Shareholder and each of the First Fleet Shareholders acknowledge that the certificate representing its or his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the first anniversary of the consummation of a Business Combination (as such term is defined in the Registration Statement) by the Company (the “Escrow Period”), on which date it shall, upon written instructions from the Initial Shareholder and each of the First Fleet Shareholders, disburse the Initial Shareholder’s Company Escrow Shares to the Initial Shareholder and the First Fleet Sharholders’ First Fleet Escrow Shares; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Company Escrow Shares. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

4. Rights of Initial Shareholder and the First Fleet Shareholders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof, and except as herein provided, the Initial Shareholder and each of the First Fleet Shareholders shall retain all of their rights as shareholders of the Company and the Initial Shareholder, as the case may be, during the Escrow Period, including, without limitation, the right to vote their respective Escrow Shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Shareholder and the First Fleet Shareholders, as the case may be, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except, with respect to (x) the Initial Shareholder, to any entity controlled (within the meaning of Section 15 of the U.S. Securities Act of 1933, as amended) by the Initial Shareholder and, (y) with respect to each of the First Fleet Shareholders who is an individual, (i) to a member of such First Fleet Shareholder’s immediate family or to a trust, the beneficiary of which is a First Fleet Shareholder or a member of a First Fleet Shareholder’s immediate family, or (ii) by virtue of the laws of descent and distribution upon death of any First Fleet Shareholder; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letters signed by the Initial Shareholder and each of the First Fleet Shareholders transferring the Escrow Shares. Even if transferred in accordance with this Section 4.3, the Escrow Shares will remain subject to this Agreement and may only be released from escrow in accordance with Section 3. During the Escrow Period, the Initial Shareholder and each of the First Fleet Shareholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. The Initial Shareholder and each of the First Fleet Shareholders have executed a letter agreement with Dahlman and the Company, dated as indicated on Exhibit A hereto, the form of which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of the Initial Shareholder and each First Fleet Shareholders in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent hereby waives any right, interest or claim of any kind that it may have in or to any monies held in the trust account for the benefit of the holders of Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Public Securities”), and agrees not to seek any payment of any indemnity of the Company under this Section 5.2 from any monies held in the trust account for the benefit of the holders of the Public Securities. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time, on and after the date hereof, the Company, the Initial Shareholder and each of the First Fleet Shareholders shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company, the Initial Shareholder and each of the First Fleet Shareholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

6.2 Third Party Beneficiaries. The Initial Shareholder and each of the First Fleet Shareholders hereby acknowledge that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Dahlman.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing, as follows:

If to the Company, to:

First Class Navigation Corporation

c/o First Class Management S.A.

22 Ethnikis Antistaseos Street,

152 32 Halandri

Athens, Greece

Attn: Chief Executive Officer

If to a Shareholder, to his or her address set forth in Exhibit A;

And if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: ________________

A copy of any notice sent hereunder shall be sent to:

Kramer Levin Naftalis & Frankel LLP

1177Avenue of the Americas

New York, New York 10036

Attn: Christopher S. Auguste

and:

Dahlman Rose & Co., LLC

142West 57th Street, 18th Floor

New York, New York 10019

Attn: Greg Martin

and:

Morgan, Lewis & Bockius, LLP

101 Park Avenue

New York, New York 10178

Attn: Howard A. Kenny

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

FIRST CLASS NAVIGATION CORPORATION

By:
Dimitris J. Souravlas,
Chairman and Chief Executive Officer

INITIAL SHAREHOLDER:

FIRST FLEET LTD.

By:
Name:
Title:

FIRST FLEET SHAREHOLDERS:

Dimitris J. Souravlas

George Souravlas

Alexandros Politis-Kalenteris

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

Name and Address of Initial Shareholder	Number of Shares	Stock Certificate Number	Date of Insider Letter
First Fleet Ltd. c/o First Class Management S.A. 22 Ethnikis Antistaseos Street, 152 32 Halandri Athens, Greece	4,312,500	1	[______], 2007

Name and Address of First Fleet Shareholder	Number of Shares	Stock Certificate Number	Date of Insider Letter
Dimitris Souravlas
George Souravlas
Alexandros Politis-Kalenteris

.